ObjectSoft Corporation
                              Continental Plaza III
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601


                                                              January 14, 2000


Headwaters Capital
220 Montgomery Street
Suite 500
San Fransisco, CA 94104
Attention: Tim Keating

HSBC James Capel Canada, Inc.
66 Wellington Street
Toronto-Dominion Bank Tower
Toronto-Dominion Centre, Suite 530
Box 67
Toronto Ontario M5K 1E7
Attention: Isser Elishis

Settondown Capital International, Ltd.
Charlotte House, Charlotte Street
P.O. Box N. 9204
Nassau, Bahamas




Dear Sir or Madam

                  This letter records our agreement that, notwithstanding the terms of the registration rights agreement among the investors referred to therein, Settondown Capital International, Ltd. and ObjectSoft Corporation ("ObjectSoft"), dated as of March 17, 1999, ObjectSoft will not register under the Securities Act of 1933, as amended, register or qualify under any state securities laws the shares of common stock of Headwaters Capital, HSBC James Capel Canada, Inc. and Settondown Capital International, Ltd. issuable upon exercise of warrants issued in the series E private placement.

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                  Please sign the enclosed copy of this letter in the space
below and return it to me at your earliest convenience.


                                       Yours sincerely,


                                       /s/ David E.Y. Sarna
                                       --------------------
                                           David E.Y. Sarna



Agreed to and accepted by:
HEADWATERS CAPITAL



By:  /s/     Jonathon Ungar
     -------------------------------------------
      Name:  Jonathon Ungar
      Title: Member

Agreed to and accepted by:
HSBC JAMES CAPEL CANADA, INC.



By:  /s/     Stephen Rider
     -------------------------------------------
      Name:  Stephen Rider
      Title: Executive Vice President and
             Managing Director


Agreed to and accepted by:
SETTONDOWN CAPITAL INTERNATIONAL, LTD.



By:  /s/      Anthony L.M. Inder Reiden
     -------------------------------------------
      Name:   Anthony L.M. Inder Reiden
      Title:  Director